UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  March 9, 2015

Date of earliest event reported:  March 6, 2015

MAXIMUS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1891 Metro Center Drive, Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Acentia Acquisition

On March 6, 2015, MAXIMUS Federal Services, Inc. (“MAXIMUS Federal”), a wholly-owned subsidiary of MAXIMUS, Inc. (the “Company”) entered into a definitive Equity Purchase Agreement (“Purchase Agreement”) to acquire 100% of the outstanding Class A units of Acentia, LLC (“Acentia”) from certain equityholders of Acentia (the “Sellers”), subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement.  The Company is a guarantor of the obligations of MAXIMUS Federal under the Purchase Agreement.  Upon consummation of the acquisition under the Purchase Agreement (the “Acquisition”), Acentia and Acentia’s sixteen wholly-owned subsidiaries will become direct and indirect wholly-owned subsidiaries of the Company.  The Acquisition is anticipated to close in the Company’s third fiscal quarter.

At the closing of the Acquisition, the Company will pay to the Sellers, in consideration for all of the outstanding Class A units of Acentia, a cash purchase price of $300 million reduced by (i) the amount of Acentia’s indebtedness, (ii) an amount to redeem certain preferred units of Acentia, (iii) an amount to cover certain Acentia transaction expenses and (iv) an amount to make certain bonus payments to certain Acentia employees.  The purchase price is also subject to adjustment based on Acentia’s closing date working capital and other balance sheet items.

The Company will fund the purchase price and the costs and expenses of the Acquisition through cash on hand and funds available for borrowing under the Credit Agreement described below under the caption “Amendment to Credit Agreement.”

Neither the Purchase Agreement nor the completion of the Acquisition is subject to the approval of the Company’s shareholders.  The completion of the Acquisition is subject to certain conditions, including among others, (i) the representations and warranties made by the parties in the Purchase Agreement being true and correct except, generally, where such failure to be true and correct has not had or would not reasonably be expected to have a material adverse effect on such party, (ii) the parties’ compliance, in all material respects, with their respective obligations under the Purchase Agreement, (iii) the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) the absence of a lawsuit or claim by a governmental authority enjoining or prohibiting the Acquisition, (v) the absence of a material adverse effect on Acentia and its subsidiaries, taken as a whole, (vi) the delivery of audited financial statements for Acentia and its subsidiaries with respect to the year ended December 31, 2014 and (vii) the binding of a buyer’s representations and warranties insurance policy.

The Purchase Agreement contains customary representations, warranties and covenants by the parties.  During the period between the date of the Purchase Agreement and the closing of the Acquisition, the Purchase Agreement provides that, among other undertakings, Acentia and its subsidiaries will conduct their business in the ordinary course and consistent with past practice.

As security for the indemnification obligations of the Sellers, $3 million of the purchase price will be held by a third party escrow agent and a buyer’s representations and warranties insurance policy with limits of $19.5 million will be put in place at closing.  MAXIMUS Federal also will have the right to make claims for indemnifiable matters directly against the Sellers, on a several basis, in certain limited circumstances and subject to certain limitations.

The Purchase Agreement contains termination rights for both MAXIMUS Federal and the Sellers, including that either party may terminate the Agreement if the Acquisition has not closed by May 20, 2015.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject and qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 2.1 to this report and incorporated by reference in this Item 1.01.  The representations and warranties of the parties in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and were not intended to be, and should not be, relied upon by any person other than such parties, including shareholders of the Company; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; in some cases have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement, which disclosures are not necessarily reflected in the Purchase Agreement; may apply standards of materiality in a way that may differ from standards of materiality applied by investors; and were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement, and are subject to developments occurring after those dates.

Amendment to Credit Agreement

On March 9, 2015, the Company entered into an amendment (the “Amendment”) to its unsecured five-year revolving credit agreement (the “Credit Agreement”, as amended by the Amendment, the “Amended Credit Agreement”) with SunTrust Robinson Humphrey, Inc. and Bank of America, N.A. as Joint Lead Arrangers, HSBC Bank USA, N.A. and TD Bank, N.A. as Documentation Agents and SunTrust Bank as Administrative Agent.  The Amended Credit Agreement provides for a revolving line of credit up to $400 million and, subject to customary conditions, an uncommitted $200 million increase option. The facility is available for general corporate purposes, including working capital expenses, capital expenditures and certain permitted acquisitions. The arrangement terminates on the fifth anniversary of the entry into the Amendment, at which time all outstanding borrowings must be repaid.

The interest rates under the Amended Credit Agreement are floating rates that, at the Company’s option, equal a base rate, a Eurodollar rate or an index rate plus, in each case, an applicable percentage based upon the Company’s total leverage ratio.  The Amended Credit Agreement requires the Company to comply with certain financial covenants including a maximum total leverage ratio and a minimum fixed charge coverage ratio. The Amended Credit Agreement contains customary restrictions on liens, sales of assets, agreements containing certain restrictions, affiliate transactions and other customary restrictive covenants. In the event that the Company’s total leverage ratio equals or exceeds 2.5:1.0, the Amended Credit Agreement also includes restrictions or limits on our ability to guarantee or incur additional indebtedness, make loans or investments, declare dividends and buy back common stock.

The obligations of the Company under the Amended Credit Agreement are guaranteed by material domestic subsidiaries of the Company. In the event that the Company’s total leverage ratio equals or exceeds 2.5:1.0, the Amended Credit Agreement will become secured by the assets of the Company and certain of its subsidiaries.

This summary of the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Amendment and Credit Agreement, copies of which are filed as Exhibit 10.1 and incorporated by reference herein.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 7.01              Regulation FD Disclosure.

On March 9, 2015, the Company issued a press release announcing the foregoing transactions.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                                                 Exhibits.

Exhibit No.

2.1

Equity Purchase Agreement dated as of March 6, 2015 by and among Acentia, LLC, Certain of the Equity Holders of Acentia, LLC, SPG Acentia Seller Representative, LLC, MAXIMUS Federal Services, Inc. and MAXIMUS, Inc.*

10.1	First Amendment to Amended and Restated Credit Agreement dated as of March 9, 2015 among MAXIMUS, Inc., Sun Trust Humphrey Robinson as Administrative Agent and other lenders party thereto.

99.1	Press Release dated March 9, 2015

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: March 9, 2015	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

EXHIBITS

Exhibit No.

2.1

Equity Purchase Agreement dated as of March 6, 2015 by and among Acentia, LLC, Certain of the Equity Holders of Acentia, LLC, SPG Acentia Seller Representative, LLC, MAXIMUS Federal Services, Inc. and MAXIMUS, Inc.*

10.1	First Amendment to Amended and Restated Credit Agreement dated as of March 9, 2015 among MAXIMUS, Inc., Sun Trust Humphrey Robinson as Administrative Agent and other lenders party thereto.

99.1	Press Release dated March 9, 2015.

*  Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.